Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-               ) of our report dated February 1, 2005, with respect to the consolidated financial statements of Lipman Electronic Engineering Ltd., included in its Annual Report on Amendment No. 2 to Form 20-F for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

July 28, 2005	KOST, FORER, GABBAY & KASIERER
Tel-Aviv, Israel	A Member of Ernst & Young Global